CHORDIANT EXCEEDS REVENUE GUIDANCE

 FOR THE FIRST QUARTER ENDED MARCH 31, 2004

First Quarter 2004 Revenue Up 46% Year-Over-Year

CUPERTINO, California - April 22, 2004 -- Chordiant Software, Inc. (Nasdaq: CHRD) today announced the financial results for the first quarter ended March 31, 2004.

Total revenues for the first quarter of 2004 were $20.2 million, which exceeded Chordiant's previous guidance of $19 to $20 million. This compares to revenue of $13.8 million reported for the first quarter of 2003, a year-over-year increase of 46 percent, and $19.6 million reported in the fourth quarter of 2003. License revenues for the first quarter of 2004 were $9.3 million, compared to $4.1 million reported for the first quarter of 2003, and $9.2 million in the fourth quarter of 2003. Service revenues for the first quarter were $10.9 million, compared $9.7 million reported for the first quarter of 2003, and $10.4 million in the fourth quarter of 2003. Chordiant had $64.4 million in cash and cash equivalents, short-term restricted cash, and short-term investments at March 31, 2004, an increase of $27.6 million from the fourth quarter of 2003. On January 26, 2004, Chordiant completed a private placement at $5.15 per share with Acqua Wellington Opportunity I Limited, resulting in net proceeds to the company of approximately $24.8 million.

Chordiant posted a U.S. GAAP (Generally Accepted Accounting Principles) net loss of $0.3 million, or $0.00 per share, compared to a GAAP net loss of $6.9 million, or $0.12 loss per share for the first quarter of 2003, and a GAAP net loss of $3.9 million, or $0.06 loss per share in the fourth quarter of 2003. Chordiant reported a first quarter 2004 non-GAAP financial measure profit of $1.2 million, which excludes stock-based compensation and amortization of acquired intangible assets, or a non-GAAP profit of $0.02 per share, compared to a non-GAAP loss, which excludes, stock-based compensation and amortization of acquired intangible assets, of $4.2 million, or $0.07 loss per share for the first quarter of 2003. This compares to a non-GAAP profit, which excludes stock based compensation, amortization of acquired intangible assets and restructuring expenses of $1.3 million, or $0.02 per share in the fourth quarter of 2003.

Chordiant believes that its non-GAAP financial measure results provide useful information to investors because they reveal results excluding non-cash and cash expenses that Chordiant believes are not indicative of its on-going operations. The non-GAAP financial measure information is provided as a complement to results provided in accordance with GAAP and should not be considered superior to or as a substitute for GAAP measures.

"We are very pleased that we were able to grow revenue 46 percent year-over-year, as well as posting our fourth consecutive quarter of non-GAAP financial measure profit," said Stephen Kelly, Chief Executive Officer. "We continue to demonstrate consistent performance, delivering four consecutive quarters of revenue growth, three consecutive quarters of generating positive cash flow from operations, and our DSOs improved to 49 days at the end of the first quarter of 2004, compared to 55 days at the end of the fourth quarter of 2003. Our balance sheet remains strong with $64.4 million of cash and no debt."

"We also continue to expand our software footprint in both North America and Europe with world-class financial services organizations with major transactions from Barclays Group and The Royal Bank of Scotland, and a new order from Yapi Kredi Bankasi, one of the top retail banks with assets of over $15 billion, and the largest credit card issuer in Turkey. In our telecommunications vertical in North America, we had new enterprise software wins at Time Warner Cable, a pioneer in cable television operations in the U.S. serving nearly 11 million customers in 27 states, and Covad Communications, a leading U.S. broadband service provider of high-speed internet and network access utilizing digital subscriber line (DSL) technology. In Europe, Sky Broadcasting, the largest direct-to-home digital satellite broadcaster in the U.K. and Ireland serving more than 7 million subscribers, added additional licenses for Chordiant Marketing Director," Kelly said.

Second Quarter 2004 Financial Outlook

For the second quarter of 2004, Chordiant estimates revenues will be in a range of $19.5 million to $21 million. For the full year 2004, Chordiant reaffirms its guidance and expects revenues to be in the range of $80 million to $84 million, which represents at the top end almost 25 percent year-over-year growth. Revenue estimates are based on the assumption that overall technology spending will not deteriorate from current levels, as well as information on potential factors that could affect the financial results of Chordiant included in risks detailed in Chordiant's Securities and Exchange Commission filings, including Chordiant's Annual Report on Form 10-K, as amended and Quarterly Reports filed on Form 10-Q.

Teleconference Webcast Today - April 22, 2004 at 2:00 P.M. (Pacific)

Chordiant management has scheduled a teleconference for 2:00 p.m. (Pacific), 5:00 p.m. (Eastern) and 22:00 (London) today to discuss financial results and business events for the first quarter 2004, as well as the current outlook for the second quarter of 2004. This teleconference will be webcast live for the public from Chordiant's website at http://www.chordiant.com. Industry analysts and media are invited to attend the conference on a listen-only basis. For more information, including this press release and Chordiant's Current Report on Form 8-K, and non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures contained in the Form 8-K, and any other material financial and other statistical information contained in the webcast, please visit the Investor Relations section of Chordiant's web site at http://www.chordiant.com. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A phone replay will also be available for seven days after the live call at (303) 590-3000, access code 576199.

About Chordiant Software, Inc.

Chordiant solutions automate and manage operational business processes for leading service-driven global organizations with a focus on retail finance and telecommunications.

Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K, as amended and Quarterly Reports. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contacts:
Steve Polcyn	Mike Shannahan
Chordiant Software, Inc.	Chordiant Software, Inc.
(408) 517-6282	(408) 517-6223
steve.polcyn@chordiant.com	mike.shannahan@chordiant.com

Chordiant Media Contact:
Paul Burrin
Chordiant Software, Inc.
(408) 517-6168
paul.burrin@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended

	March 31, 2004	March 31, 2003
Revenues:
License	$9,286	$4,138
Service	10,932	9,677

Total revenues	20,218	13,815

Cost of revenues:
License	392	261
Service	6,293	5,926

Total cost of revenues	6,685	6,187

Gross profit	13,533	7,628

Operating expenses:
Sales and marketing	5,940	6,016
Research and development	4,442	4,070
General and administrative	1,851	1,560
Stock-based compensation	709	1,839
Amortization of intangible assets	780	890

Total operating expenses	13,722	14,375

Loss from operations	(189)	(6,747)

Interest income / (expense)	210	(47)
Other expense, net	(174)	(152)

Net loss before income taxes	(153)	(6,946)

Provision for income taxes	151	-

Net loss	$(304)	$(6,946)

Net loss per share:
Basic and diluted	$(0.00)	$(0.12)

Shares used in per share calculation:	67,655	57,210

Supplemental information [1]:
Non-GAAP financial measures and reconciliation
Net loss	(304)	(6,946)
Less: Stock-based compensation	709	1,839
Less: Amortization of intangible assets	780	890

Pro forma net income / (loss):	$1,185	$(4,217)

Diluted pro forma net income / (loss) per share:	$0.02	$(0.07)

Shares used in per share calculation [2]:	75,002	57,210

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measure of  net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of non-GAAP financial measures of  net income or net loss, excluding purchased in-process research and development, stock-based compensation, amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's operating business. Management also believes that the presentation of non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Diluted net loss per share for the three months ended March 31, 2003 is computed excluding potential common shares of 4,460 as their effect is anti-dilutive.

 CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$63,784	$36,218
Short-term investments and restricted cash	581	581
Accounts receivable, net	11,101	11,974
Other current assets	3,031	2,675

Total current assets	78,497	51,448

Restricted cash	1,500	1,500
Property and equipment, net	2,884	3,071
Goodwill, net	24,874	24,874
Intangible assets, net	634	1,414
Other assets	1,398	1,504

Total assets	$109,787	$83,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,141	$3,931
Accrued expenses	13,041	13,038
Deferred revenue	13,321	14,548

Total current liabilities	30,503	31,517

Deferred revenue - long-term	2,998	3,848

Total liabilities	33,501	35,365

Total stockholders' equity	76,286	48,446

Total liabilities and stockholders' equity	$109,787	$83,811